UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 15, 2005

Date of Report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California, 95054

(Address of principal executive offices) (Zip Code)

(408) 727-6116

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2005, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among IDT, Integrated Circuit Systems, Inc., a Pennsylvania corporation (“ICS”), and Colonial Merger Sub I, Inc., a Pennsylvania corporation and wholly-owned subsidiary of IDT (“Merger Sub”). The Merger Agreement provides for the merger of ICS with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of IDT (the “Merger”). The Merger Agreement provides that, at the effective time of the Merger, each share of common stock of ICS issued and outstanding prior to the effective time will be cancelled and converted into the right to receive $7.25 in cash and 1.3 shares of common stock of IDT.

Pursuant to the Merger Agreement, prior to the effective time of the Merger, IDT and ICS will exercise their best efforts such that, at the effective time of the Merger, IDT’s board of directors will be comprised of nine directors, five of whom will have been designated by IDT and four of whom will have been designated by ICS, and IDT’s chairman of the board of directors will be Hock Tan, who currently holds the position of President and Chief Executive Officer at ICS.

Pursuant to the Merger Agreement, the consummation of the Merger is subject to customary closing conditions applicable to both IDT and ICS, including, but not limited to, receipt of regulatory approvals, the approval of IDT’s stockholders and the approval of ICS’s stockholders. The Merger Agreement also includes representations, warranties and covenants of both IDT and ICS. Pursuant to the Merger Agreement, IDT and ICS have each agreed to operate their business in the ordinary course until the consummation of the Merger and IDT and ICS have each agreed not to have discussions or negotiations for, or agree to enter into, alternative business combination transactions, except under the certain circumstances provided in the Merger Agreement. If the Merger Agreement is terminated under certain circumstances set forth more fully in the Merger Agreement, either IDT or ICS may be required to pay the other a termination fee of $40.0 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and the summary contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

IDT intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus of IDT and ICS and other relevant documents in connection with the proposed transaction. Investors and security holders of IDT and ICS are advised to read the joint proxy statement/prospectus when it becomes available, and other documents filed by IDT and ICS, because they will contain important information about IDT, ICS and the proposed Merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, when available, and other documents filed by IDT and ICS at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and other documents filed by IDT may also be obtained, when available, from IDT by directing such request to IDT Investor Relations. The joint proxy statement/prospectus and other documents filed by ICS may also be obtained, when available, from ICS by directing such request to ICS Investor Relations. IDT, ICS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of IDT and ICS with respect to the transactions contemplated by the Merger Agreement. A description of any interests that IDT’s or ICS’s directors and executive officers have in the proposed Merger will be included in the joint proxy statement/prospectus.

In connection with the execution and delivery of the Merger Agreement, IDT entered into voting agreements with certain directors and executive officers of ICS, pursuant to which such directors and executive officers agreed to vote their shares of ICS in favor of the Merger and against competing transactions, and ICS entered into similar voting agreements with certain directors and executive officers of IDT, pursuant to which such directors and executive officers agreed to vote their shares of IDT in favor of the Merger and against competing transactions. A copy of the form of voting agreement executed by certain directors and executive officers of IDT and the form of voting agreement executed by certain directors and executive officers of ICS are attached hereto as Exhibit 10.1 and 10.2, respectively, and the above summary of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of voting agreements, which are incorporated herein by reference.

Item 9.01.	Exhibits.

The following exhibits are filed herewith.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of June 15, 2005, by and among Integrated Device Technology, Inc., Integrated Circuit Systems, Inc., and Colonial Merger Sub I, Inc.

10.1	Form of Voting Agreement, dated as of June 15, 2005, by and among certain directors and officers of Integrated Device Technology, Inc. and Integrated Circuit Systems, Inc.

10.2	Form of Voting Agreement, dated as of June 15, 2005, by and among certain directors and officers of Integrated Circuit Systems, Inc. and Integrated Device Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ CLYDE R. HOSEIN
Clyde R. Hosein
Vice President and Chief Financial Officer (duly authorized officer)

Date: June 20, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2005, by and among Integrated Device Technology, Inc., Integrated Circuit Systems, Inc., and Colonial Merger Sub I, Inc.

10.1	Form of Voting Agreement, dated as of June 15, 2005, by and among certain directors and officers of Integrated Device Technology, Inc. and Integrated Circuit Systems, Inc.

10.2	Form of Voting Agreement, dated as of June 15, 2005, by and among certain directors and officers of Integrated Circuit Systems, Inc. and Integrated Device Technology, Inc.